UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014 (June 4, 2014)

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 W. Wall, Suite 1800	79701
Midland, Texas	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

This current report on Form 8-K/A ("Amendment No. 3") amends and supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") by Legacy Reserves LP ("Legacy") on June 4, 2014, as amended by the Current Reports on Form 8-K/A filed with the SEC by Legacy on August 14, 2014 (“Amendment No. 1”) and August 25, 2014 ("Amendment No. 2"), in connection with its acquisition from WPX Energy Rocky Mountain, LLC, a subsidiary of WPX Energy, Inc. ("WPX") of certain oil and natural gas properties located in the Piceance Basin in Garfield County, Colorado for a net purchase price of $360.0 million, which was completed on June 4, 2014 (referred to as the "WPX Acquisition Properties"). The Current Report on Form 8-K filed June 4, 2014 is being amended by this Amendment No. 3 to update the unaudited pro forma financial information provided related to the WPX Acquisition Properties, which has been prepared in accordance with Article 11 of Regulation S-X. No other amendments to the Form 8-K filing on June 4, 2014, as amended by Amendment No. 1 and Amendment No. 2, are being made by this Amendment No. 3.

Item 9.01  Financial Statements and Exhibits.
(b) Pro forma financial information.
The unaudited combined pro forma statements of operations for the year ended December 31, 2013 and for the nine months ended September 30, 2014 and related notes, which give effect to the acquisition of the WPX Acquisition Properties, have been prepared in accordance with Article 11 of Regulation S-X, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d)Exhibits

Exhibit Number	Description
Exhibit 99.1
The unaudited combined pro forma statements of operations for the year ended December 31, 2013 and for the nine months ended September 30, 2014 and related notes, which give effect to the acquisition of the WPX Acquisition Properties.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC,
its General Partner

Date: December 11, 2014	/s/ James Daniel Westcott
James Daniel Westcott
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1
The unaudited combined pro forma statements of operations for the year ended December 31, 2013 and for the nine months ended September 30, 2014 and related notes, which give effect to the acquisition of the WPX Acquisition Properties.